Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical Regains Compliance with NASDAQ Listing Requirements

NEW YORK, February 21, 2019—Ohr Pharmaceutical, Inc. (Nasdaq: OHRP) today announced that it received notice from The Nasdaq Stock Market LLC indicating that the Company has regained compliance with the minimum bid price requirement under NASDAQ Listing Rule 5550(a)(2) (the "Bid Price Rule") for continued listing on The NASDAQ Capital Market. Accordingly, the Company has regained compliance with the Bid Price Rule and NASDAQ considers the matter closed.

Ohr Pharmaceutical Contact:
Investor Relations
OP: 212-682-8452
ir@ohrpharmaceutical.com